SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2003

Burlington Industries, Inc.

(Exact Name of Registrant)

Delaware	1-10984	56-1584586
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

3330 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of Principal Executive Offices)

Registrant’s telephone number: 336-379-2000

ITEM 5.	Other Events.

On July 25, 2003, Burlington entered into an acquisition agreement with an affiliate of W.L. Ross & Co. LLC (“WLR”) pursuant to which WLR’s proposal was designated the highest and best of several bids received in connection with the sale process previously approved by the Bankruptcy Court in its reorganization proceedings. Under the agreement, Burlington agreed to sell substantially all of its assets to WLR for $608 million, subject to various adjustments. The transaction, the full details of which are set forth in the agreement filed as Exhibit 99.1 and incorporated herein by reference, also contemplates the concurrent sale by WLR of Burlington’s Lees carpet business to Mohawk Industries.

On July 28, 2003, as contemplated by the Court-approved bidding procedures, an auction was held in which the WLR proposal served as the opening bid. At the auction, WLR increased its purchase price to $620.08 million, subject to various adjustments, and ultimately was selected as the successful bidder. The agreement was amended to reflect the increase in the gross purchase price, which will be reduced by a $6.08 million credit for enhancement of the purchase price negotiated as part of the July 25, 2003 agreement. The amendment is filed as Exhibit 99.2 and incorporated herein by reference.

Burlington will submit the revised WLR agreement to the Bankruptcy Court for approval at a hearing scheduled for July 31, 2003. Following Bankruptcy Court approval, Burlington will file a plan of reorganization with the Bankruptcy Court to effectuate the transactions contemplated by the agreement. Completion of the transaction is subject to creditor and Bankruptcy Court approval and other conditions, including the pre-merger notification requirements of U.S. law. As a result, there is no assurance that it will be completed.

This Form 8-K contains statements that are forward-looking statements within the meaning of applicable federal securities laws and are based upon Burlington’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, among other things, global economic activity and the implications thereon of the attack on September 11 and the U.S. government’s response thereto and the resolution of the armed conflict with Iraq, the success of the company’s overall business strategy including successful implementation of the company’s restructuring plan and the company’s development of a global sourcing structure, the demand for textile products, the cost and availability of raw materials and labor, governmental legislation and regulatory changes, and the long-term implications of regional trade blocs and the effect of quota phase-out and lowering of tariffs under the WTO trade regime, the impact that the company’s Chapter 11 proceeding has had or may have on the company’s relationships with its principal customers and suppliers, the approval of its plan or reorganization and the resulting change in ownership and management of Burlington, the company’s ongoing ability to finance its operations and restructuring activities, the cost of future capital sources, and the exposure to interest rate and currency fluctuations, the company’s ability to utilize tax loss carryforwards and retain tax refunds received or to be received, and other factors identified in Burlington’s filings with the Securities and Exchange Commission.

ITEM 7.	Financial Statements and Exhibits.

See attached exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BURLINGTON INDUSTRIES, INC.

By:	/s/ JOHN D. ENGLAR
Name:	John D. Englar
Title:	Senior Vice President, Corporate Development and Law

Dated: July 30, 2003

INDEX TO EXHIBITS

Number	Exhibit

99.1	Acquisition agreement, dated July 25, 2003.

99.2	Amendment to acquisition agreement, dated July 29, 2003.

99.3	Press release, dated July 25, 2003.

99.4	Press release, dated July 28, 2003.